UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	98-0475673 (IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On March 6, 2020, Kingsway Financial Services Inc. (the “Company”), with the approval of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), appointed Plante & Moran, PLLC (“Plante”) as the Company’s independent registered public accounting firm, subject to Plante’s customary client acceptance procedures.

During the fiscal years ended December 31, 2018 and December 31, 2019, respectively, and the subsequent interim period through March 6, 2020, except as set forth below, neither the Company nor anyone on its behalf consulted with Plante regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Plante provide a written report or oral advice to the Company that Plante concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions related to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). During the course of the audit of the Company’s financial statements for the fiscal year ended December 31, 2018, certain material weaknesses in the Company’s internal control over financial reporting were identified, as more particularly described in Item 9A to the Company’s 2018 Annual Report on Form 10-K, which material weaknesses have not yet been remediated.

During the course of the audit of the Company’s financial statements for the fiscal year ended December 31, 2018, the Company reassessed its accounting and concluded with respect to generally accepted accounting principles in the United States of America: (i) certain of the Company’s limited liability investments previously accounted for under the equity method of accounting should have been consolidated; and (ii) a portion of the proceeds from the sale of redeemable Class A Preferred Stock issued on February 3, 2014 should have been allocated to the Series C Warrants and the beneficial conversion feature related to the embedded conversion option in the redeemable Class A Preferred Stock. Plante was subsequently engaged to provide consulting services that consisted of assisting management with the Company’s determination and documentation of the Company’s conclusions related to the accounting for the aforementioned items. Plante’s memoranda provided to the Company in connection with such consultations are attached hereto as Exhibits 99.1 and 99.2, respectively. The Company was subsequently advised by its former accountant that the Company had a material weakness related to ineffective review controls over complex, nonrecurring transactions in which the original accounting for the aforementioned items were ultimately contributing factors in that determination. The Audit Committee discussed such material weakness with the Company’s former accountant and there were no disagreements.

In addition to the foregoing, during the fiscal year ended December 31, 2018, Plante provided valuation services in connection with the purchase price allocation on an acquisition by the Company in 2017 and during the year ended December 31, 2019 assisted management in responding to auditor inquiries with respect thereto.

In approving the selection of Plante as the Company’s independent registered public accounting firm for the year ended December 31, 2019, the Audit Committee considered existing and prior relationships between the Company and Plante and engaged in a dialogue with Plante regarding auditor independence issues. The Audit Committee determined that it was not aware of any relationships that could reasonably be expected to impact the objectivity or independence of Plante in performing audit services for the Company.

ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Exhibit Description

99.1        Memorandum from Plante & Moran, PLLC, dated May 13, 2019

99.2	Memorandum from Plante & Moran, PLLC, dated June 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

March 12, 2020	By: /s/ Kent A. Hansen
Kent A. Hansen, Chief Financial Officer